                                                               EXHIBIT 10.26


=============================================================================


                 SECOND AMENDED AND RESTATED EQUIPMENT LEASE



                         Dated as of August 6, 2002



                                   between



              WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                      as trustee under MW 1997-1 Trust,
                            as the Lessor Trustee


                                     and


                          MAIL-WELL I CORPORATION,
                                as the Lessee




=============================================================================

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

                                     TABLE OF CONTENTS


                                                                                      Page
Section 1.  DEFINITIONS                                                                  1
   Section 1.1.   Definitions; Interpretation                                            1

Section 2.  LEASE                                                                        1
   Section 2.1.   Lease of Equipment                                                     1
   Section 2.2.   Lease Supplement                                                       1
   Section 2.3.   Lease Term                                                             2
   Section 2.4.   Title                                                                  2

Section 3.  PAYMENT OF RENT                                                              2
   Section 3.1.   Rent                                                                   2
   Section 3.2.   Payment of Rent                                                        2
   Section 3.3.   Supplemental Rent                                                      2
   Section 3.4.   Method of Payment                                                      3

Section 4.  QUIET ENJOYMENT; RIGHT TO INSPECT; NATURE OF BUSINESS                        3
   Section 4.1.   Quiet Enjoyment                                                        3
   Section 4.2.   Right to Inspect                                                       3
   Section 4.3.   Change in the Nature of Business                                       3
   Section 4.4.   Corporate Changes                                                      3

Section 5.  NET LEASE, ETC.                                                              4
   Section 5.1.   Net Lease                                                              4
   Section 5.2.   No Termination or Abatement                                            5

Section 6.  LESSEE ACKNOWLEDGMENTS                                                       6
   Section 6.1.   Condition of the Equipment                                             6
   Section 6.2.   Risk of Loss                                                           6

Section 7.  MARKING                                                                      7
   Section 7.1.   Marking of Equipment                                                   7

Section 8.  POSSESSION AND USE OF THE EQUIPMENT, ETC.                                    7
   Section 8.1.   Use of the Equipment                                                   7
   Section 8.2.   Possession of the Equipment                                            8
   Section 8.3.   Landlord Waivers                                                       8

Section 9.  MAINTENANCE AND REPAIR; RETURN                                               8
   Section 9.1.   Repairs and Maintenance                                                8
   Section 9.2.   Maintenance Costs and Warranties                                       8
   Section 9.3.   Lessor Trustee Not Obligated to Maintain or Repair                     9
   Section 9.4.   Return                                                                 9

Section 10. MODIFICATIONS, ETC.                                                         12
   Section 10.1.  Replacement of Parts                                                  12


                                    -i-

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
                                     TABLE OF CONTENTS
                                          (CONT.)
                                                                                      Page
   Section 10.2.  Required Alterations                                                  13
   Section 10.3.  Optional Alterations                                                  13
   Section 10.4.  Title to Parts                                                        13

Section 11. WARRANTY OF TITLE                                                           13
   Section 11.1.  Warranty of Title                                                     13

Section 12. PERMITTED CONTESTS                                                          14
   Section 12.1.  Permitted Contests in Respect of Applicable Law                       14

Section 13. INSURANCE                                                                   15
   Section 13.1.  Required Insurance Coverages and Limits                               15
   Section 13.2.  Adjustment and Payment of Losses                                      16
   Section 13.3.  Evidence of Insurance                                                 16
   Section 13.4.  Application of Insurance Proceeds                                     16
   Section 13.5.  Deductibles and Self-Insurance                                        17
   Section 13.6.  Insurance for Own Account                                             17

Section 14. CASUALTY OCCURRENCE                                                         17
   Section 14.1.  Casualty Occurrence                                                   17
   Section 14.2.  Conveyance of Replacement Equipment                                   19
   Section 14.3.  Application of Payments                                               20
   Section 14.4.  Certain Government Requisitions                                       20
   Section 14.5.  Application of Payments from Governmental Authorities for
                  Requisition of Title                                                  21
   Section 14.6.  Application of Payments During Existence of Default                   21

Section 15. SUBSTITUTION OF EQUIPMENT                                                   21
   Section 15.1.  Substitution of Equipment                                             21

Section 16. EVENTS OF DEFAULT                                                           22
   Section 16.1.  Events of Default                                                     22
   Section 16.2.  Remedies                                                              24
   Section 16.3.  Waiver of Certain Rights                                              27

Section 17. LESSOR TRUSTEE'S RIGHT TO REMEDY                                            27
   Section 17.1.  The Lessor Trustee's Right to Remedy the Lessee's Defaults            27

Section 18. OPTIONS TO RENEW, PURCHASE AND SELL                                         28
   Section 18.1.  Purchase of the Equipment                                             28
   Section 18.2.  [Intentionally Omitted]                                               28
   Section 18.3.  Option to Sell the Equipment                                          28
   Section 18.4.  End of Term Adjustment                                                30

                                     -ii-

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
                                     TABLE OF CONTENTS
                                          (CONT.)
                                                                                      Page
Section 19. PROCEDURES RELATING TO PURCHASE OF EQUIPMENT                                31
   Section 19.1.  Provisions Relating to the Purchase of Equipment; Conveyance
                  upon Certain Other Events                                             31

Section 20. ADDITIONAL GUARANTORS                                                       31
   Section 20.1.  Additional Guarantors                                                 31

Section 21. ASSIGNMENT RESTRICTIONS                                                     32
   Section 21.1.  Restrictions on Assignments by the Lessee                             32

Section 22. NO MERGER OF TITLE                                                          32
   Section 22.1.  No Merger of Title                                                    32

Section 23. INTENT OF THE PARTIES                                                       32
   Section 23.1.  Nature of Transaction                                                 32
   Section 23.2.  Liens and Security Interests                                          33

Section 24. MISCELLANEOUS                                                               35
   Section 24.1.  Severability                                                          35
   Section 24.2.  Amendments and Modifications                                          36
   Section 24.3.  No Waiver                                                             36
   Section 24.4.  Notices                                                               36
   Section 24.5.  Successors and Assigns                                                36
   Section 24.6.  Headings and Table of Contents                                        36
   Section 24.7.  Counterparts                                                          36
   Section 24.8.  Third Party Beneficiaries                                             36
   Section 24.9.  Governing Law                                                         36
   Section 24.10. Time of Essence                                                       36


ATTACHMENTS TO EQUIPMENT LEASE

Exhibit A            Form of Lease Supplement
Exhibit B            Form of Landlord Waiver

Schedule 13.1        Insurance

                  SECOND AMENDED AND RESTATED EQUIPMENT LEASE

   THIS SECOND AMENDED AND RESTATED EQUIPMENT LEASE (this "Lease"), dated as of August 6, 2002 between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as trustee under MW 1997-1 Trust (the "Lessor Trustee"), as lessor, and MAIL-WELL I CORPORATION, a Delaware corporation, as lessee (the "Lessee").

                                   RECITALS

   A. Pursuant to the Amended and Restated Participation Agreement, the Existing Certificate Purchasers financed the Equipment leased by the Lessor Trustee to the Lessee pursuant to the Amended and Restated Equipment Lease;

   B. The Lessor Trustee, the Lessee and the Trust Certificate
Purchasers now desire to refinance the Equipment pursuant to the Second Amended and Restated Participation Agreement, dated as of August 6, 2002 (the "Participation Agreement"), among the Lessee, the Lessor Trustee and the Trust Certificate Purchasers;

   C. On the Closing Date, the Trust Certificate Purchasers will purchase the Trust Certificates, and the Lessor Trustee will prepay in full the Existing Trust Certificates;

   D. The Lessor Trustee and the Lessee desire to amend and restate the Amended and Restated Equipment Lease to provide for the lease from the Lessor Trustee to the Lessee of the Equipment on the terms of this Lease;

   NOW THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties amend and restate the Amended and Restated Equipment Lease in its entirety to provide as follows.

                                   AGREEMENT

SECTION 1. DEFINITIONS

   Section 1.1. Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Lease have the meanings specified in Annex I to the Participation Agreement. The rules of interpretation set forth in Annex I to the Participation Agreement apply to this Lease.

SECTION 2. LEASE

   Section 2.1. Lease of Equipment. Subject to the conditions set forth in the Participation Agreement, the Lessor Trustee leases to the Lessee the Equipment and other property described in Section 23.2 for the Lease Term, and the Lessee leases the Equipment from the Lessor Trustee for the Lease Term, such leasing to be further evidenced by the execution by the Lessor Trustee and the Lessee of Lease Supplement No. 1 covering the Equipment.

   Section 2.2. Lease Supplement. On the Closing Date, the Lessee and the Lessor Trustee shall enter into Lease Supplement No. 1, substantially in the form of Exhibit A to this Lease, covering the Equipment, describing the Items of Equipment leased on the Closing Date, and setting forth the Equipment Cost therefor. The Lessee's execution and delivery of a Lease Supplement with respect to an Item of Equipment shall conclusively establish as between the Lessor Trustee and the Lessee that such Item of Equipment is acceptable to and accepted by the Lessee under this Lease, notwithstanding any defect with respect to design, manufacture, condition or in any other respect, and that such Item of Equipment is in good order and condition and appears to conform to the specifications applicable thereto and to all governmental standards and requirements applicable thereto.

   Section 2.3. Lease Term. Subject to the termination provisions of this Lease, each Item of Equipment shall be leased for the Lease Term.

   Section 2.4. Title. The Equipment is leased to the Lessee AS-IS, WHERE-IS, without any representation or warranty, express or implied, by the Lessor Trustee, the Agent or any Certificate Holder and subject to the existing state of title (including, without limitation, all Liens other than Lessor's Liens) and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor Trustee, the Agent or any Certificate Holder for any defect in or exception to title to the Equipment or leasehold interest therein other than resulting from Lessor's Liens attributable to the Lessor Trustee, the Agent or such Certificate Holder.

SECTION 3. PAYMENT OF RENT

   Section 3.1. Rent.

           (a) During the Lease Term, the Lessee shall pay Periodic Rent for all Items of Equipment subject to this Lease to the Lessor Trustee on each Scheduled Payment Date and on any date on which this Lease is terminated, provided that any payment of Periodic Rent which is due on a date which is not a Business Day shall be payable on the next succeeding Business Day, unless the result of the extension would be that such payment would be made in another calendar month in which event such payment shall be made on the immediately preceding Business Day.

           (b) Neither the Lessee's inability or failure to take possession of all or any portion of the Equipment when delivered by the Lessor Trustee, nor the inability or failure of the Lessor Trustee to deliver all or any portion of the Equipment to the Lessee on or before the Closing Date, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor Trustee or any Certificate Holder, or for any other reason whatsoever, shall delay or otherwise affect the Lessee's obligation to pay Rent for all of the Equipment in accordance with the terms of this Lease.

   Section 3.2. Payment of Rent. Lessee shall pay Rent absolutely net to the Lessor Trustee or other Person entitled to it, so that this Lease yields to that Person the full amount of Rent when due, without setoff, deduction or reduction.

   Section 3.3. Supplemental Rent. The Lessee shall pay to the Lessor Trustee or any other Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor Trustee and such other Persons shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Periodic Rent. The Lessee shall pay to the

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Lessor Trustee, as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Periodic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the Lessor Trustee for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Periodic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added against the Lessor Trustee by a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

   Section 3.4. Method of Payment. Each payment of Rent payable by the Lessee to the Lessor Trustee under this Lease or any other Operative Agreement shall be made by the Lessee to the Lessor Trustee prior to 10:00 a.m. (Salt Lake City, Utah time) on the date when such payment is due to the Account by wire transfer of federal or other immediately available funds consisting of lawful currency of the United States of America.

SECTION 4. QUIET ENJOYMENT; RIGHT TO INSPECT; NATURE OF BUSINESS

   Section 4.1. Quiet Enjoyment. So long as no Event of Default has occurred and is continuing and subject to other terms of the Operative Agreements, the Lessee shall peaceably and quietly have, hold and enjoy each Item of Equipment for the Lease Term, free of any claim or other action by the Lessor Trustee, the Agent or the Certificate Holders or anyone claiming through or under the Lessor Trustee, the Agent or the Certificate Holders (other than the Lessee) with respect to any matters arising from and after the Closing Date. The Lessee's right of quiet enjoyment shall in no way affect the rights of the Lessor Trustee, the Agent or the Certificate Holders (or anyone claiming through or under the Lessor Trustee, the Agent or the Certificate Holders) to initiate legal action to enforce the Lessee's obligations under this Lease.

   Section 4.2. Right to Inspect. During the Lease Term, the Lessee shall upon reasonable notice, and from time to time, permit the Lessor Trustee, the Agent, any Certificate Holder, and their respective authorized representatives to inspect the Equipment, to examine the records or books of account of the Lessee relating to the Equipment and to discuss the affairs, finances and accounts of the Lessee with appropriate officers, during normal business hours, provided that if an Event of Default has occurred and is continuing, no notice shall be required and any inspection shall be at the Lessee's expense.

   Section 4.3. Change in the Nature of Business. The Lessee shall not engage in any business or activity if as a result the general nature of the business of the Lessee would be changed in any material respect from the general nature of the business engaged in by the Lessee on the date of this Lease.

   Section 4.4. Corporate Changes. The Lessee shall notify the Lessor Trustee and the Agent at least 10 Business Days before it changes the jurisdiction where it is organized, the location of its chief executive office; or its name. In connection with any such change, the Lessee

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shall deliver to the Lessor Trustee and the Agent any additional UCC financing statements and other documents reasonably requested by them to maintain the validity, perfection and priority of the security interests granted in this Lease or the other Operative Documents.

SECTION 5. NET LEASE, ETC.

   Section 5.1. Net Lease.

           (a) This Lease shall constitute a net lease, and it is intended that the Lessee shall pay all costs and expenses of every character, whether foreseen or unforeseen, ordinary or extraordinary, or structural or non-structural, in connection with the Lessee's installation, use, possession, operation, maintenance, repair and return of the Equipment, including, without limitation, every cost and expense particularly described in this Lease.

           (b) Any present or future law to the contrary notwithstanding, this Lease shall not terminate (except as expressly permitted by this Lease and upon performance of the obligations in connection therewith), nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the Lessee's obligations hereunder be affected for any reason, cause or circumstance, whether or not the Lessee shall have notice or knowledge of it, including, without limitation, the following reasons, causes or circumstances:

                     (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Equipment or any part thereof, or the failure of the Equipment to comply with all Requirements of Law, including any inability to use the Equipment by reason of such defect or failure to comply;

                     (ii) any damage to, removal, abandonment, salvage, loss, contamination of, scrapping or destruction of or any requisition or taking of the Equipment or any part thereof;

                     (iii) any restriction, prevention or curtailment of or interference with any use or possession of the Equipment or any part thereof;

                     (iv) any defect in title of or rights to the Equipment or any Lien on such title or rights or on the Equipment;

                     (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor Trustee, the Agent or any Certificate Holder;

                     (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, any Guarantor, the Lessor Trustee, the Agent, any Certificate Holder or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, any Guarantor, the Lessor Trustee, the Agent, any Certificate Holder or any other Person, or by any court in any such proceeding;

                     (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor Trustee, the Agent, any Certificate Holder or any vendor, manufacturer, contractor of or for the Equipment;

                     (viii) any failure on the part of the Lessor Trustee or any other Person to perform or comply with any of the terms of this Lease, of any other Operative Agreement or of any other agreement or any breach of any representation or warranty of, or any act or omission of the Lessee, any Guarantor, the Lessor Trustee, the Agent or any Certificate Holder under this Lease or any of the other Operative Agreements, or any claims, rights or remedies occurring or arising as a result of any other business dealings between or among the Lessee or any Guarantor and any of the Lessor Trustee, the Agent or any Certificate Holder;

                     (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision of any Operative Agreement or any lack of right, power or authority of the Lessee, any Guarantor, the Lessor Trustee, the Agent or any Certificate Holder to enter into any Operative Agreement or any of the transactions contemplated thereby;

                     (x) the impossibility or illegality of performance of its obligations under this Lease by the Lessee or the Lessor Trustee or both of them;

                     (xi) any action by any Governmental Authority;

                     (xii) the Lessee's acquisition of any Item of Equipment (except to the extent this Lease is terminated in accordance with its terms); or

                     (xiii) breach of any warranty or representation regarding any Item of Equipment.

           (c) The Lessee's agreement in Section 5.1(b) shall not affect any claim, action or right the Lessee may have against the Lessor Trustee or any Certificate Holder. The parties intend that the Lessee's obligations under this Lease shall be obligations that are separate and independent from any obligations of the Lessor Trustee hereunder or under any other Operative Agreements, and the obligations of the Lessee shall continue unchanged, except as they may be modified in accordance with Section 24.2. Without affecting Lessee's obligation to pay Rent under any Operative Agreement, Lessee may seek damages for a breach by the Lessor Trustee or any Certificate Holder of its obligations under this Lease (including, without limitation, Section 4.1) or any other Operative Agreement.

   Section 5.2. No Termination or Abatement. The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate (except as expressly permitted by this Lease and upon performance of the obligations in connection therewith), rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor Trustee or any Certificate Holder, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of the Lessor Trustee or any Certificate Holder or by any court with respect

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

to the Lessor Trustee or any Certificate Holder. The Lessee's obligations hereunder, including, without limitation, its obligations to pay Periodic Rent for the Equipment and to pay Supplemental Rent, shall be unconditional and irrevocable under any and all circumstances and the Lessee hereby waives, to the extent permitted by law, all right (a) to terminate or surrender this Lease (except as provided herein) or (b) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Each Rent payment made pursuant to this Lease by the Lessee shall be final and the Lessee shall not seek to recover all or any part of such payment from the Lessor Trustee or any Certificate Holder for any reason whatsoever. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein or as otherwise agreed, the Lessee nonetheless agrees to pay to the Lessor Trustee, or to whomever shall be entitled thereto, an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. The Lessee's obligation in the immediately preceding sentence shall survive the expiration or termination of this Lease other than in accordance with its terms. The Lessee shall remain obligated under this Lease in accordance with its terms and the Lessee hereby waives, to the extent permitted by law, any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions of this Lease.

SECTION 6. LESSEE ACKNOWLEDGMENTS

   Section 6.1. Condition of the Equipment. THE LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH ITEM OF EQUIPMENT "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR TRUSTEE, THE AGENT OR ANY CERTIFICATE HOLDER AND SUBJECT TO (A) THE EXISTING STATE OF TITLE (EXCLUDING LESSOR'S LIENS), (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS THAT A PHYSICAL INSPECTION MIGHT SHOW AND (D) VIOLATIONS OF REQUIREMENTS OF LAW THAT MAY EXIST ON THE CLOSING DATE. NONE OF THE LESSOR TRUSTEE, THE AGENT, OR ANY CERTIFICATE HOLDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, SUITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR ANY USE OF THE EQUIPMENT (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT (OR ANY PART THEREOF). THE LESSOR TRUSTEE, THE AGENT, AND THE CERTIFICATE HOLDERS SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT IN THE EQUIPMENT OR THE FAILURE OF THE EQUIPMENT, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.

   Section 6.2. Risk of Loss. Lessee assumes all risks of loss of, decreases in the enjoyment and beneficial use of, damage to, and destruction of each Item of Equipment from any cause, including without limitation fire, the elements, casualty, condemnation or other

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

governmental taking, theft, riot, or war, and neither the Lessor Trustee nor any Certificate Holder shall in any event be answerable or accountable therefor.

SECTION 7. MARKING

   Section 7.1. Marking of Equipment. The Lessee shall promptly cause each Item of Equipment to be plainly, permanently and conspicuously marked by a metal tag, plate or label affixed thereto, each setting forth the following legend:

           TITLE TO THIS EQUIPMENT IS HELD BY WELLS FARGO BANK
           NORTHWEST, NATIONAL ASSOCIATION, AS TRUSTEE UNDER
           MW 1997-1 TRUST AND IS SUBJECT TO A LEASE BY TRUSTEE
           TO MAIL-WELL I CORPORATION.

The Lessee shall replace any tag, plate or label that is removed, is destroyed or becomes illegible and shall indemnify each Indemnified Party against any liability, loss or expense incurred by such Indemnified Party as a result of the Lessee's failure to maintain or replace such tags, plates or labels.

SECTION 8. POSSESSION AND USE OF THE EQUIPMENT, ETC.

   Section 8.1. Use of the Equipment.

           (a) The Lessee shall not use the Equipment except in the conduct of its business and shall apply standards of use no lower than the standards applied by the Lessee for other comparable property owned or leased by the Lessee. The Lessee shall pay, or cause to be paid, all charges and costs incurred in connection with the use of the Equipment as contemplated by this Lease.

           (b) Subject to the terms of Section 12 relating to permitted contests, the Lessee warrants that (i) the Lessee shall at all times comply with all Requirements of Law and Insurance Requirements in its use, operation, maintenance, repair, restoration, storage and nonuse of the Equipment, even if compliance therewith interferes with its use and enjoyment of the Equipment, (ii) the Lessee shall procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required by Applicable Laws or by any Governmental Authority for the use, operation, maintenance, repair, restoration, storage and nonuse of the Equipment, and (iii) all materials used in the operation of the Equipment shall be compatible with those recommended by the manufacturer's operation manual.

           (c) The Lessee shall not change the location of any Item of Equipment, unless it gives five days' prior written notice to the Lessor Trustee and the Agent and before or concurrently with to the location change the Lessee files, or causes to be filed, in each jurisdiction that the Lessor Trustee in its sole discretion considers necessary, Uniform Commercial Code financing statements (including, without limitation, fixture filings) with respect to the Equipment in form and substance satisfactory to the Lessor Trustee.



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   Section 8.2. Possession of the Equipment. The Lessee shall not, without the
Lessor Trustee's, the Agent's and the Certificate Holders' prior written consent (which they must not unreasonably withhold), sublease, sub-sublease or otherwise in any manner deliver, transfer or relinquish possession of any Item of Equipment, except that, so long as no Default or Event of Default has occurred and is continuing, the Lessee may, at any time and without the Lessor Trustee's, the Agent's or the Certificate Holders' consent, deliver possession of any Part of any Item of Equipment to the manufacturer, contractor or supplier designated by the Lessee for purposes of realizing the benefits of any warranty or for testing or other similar purposes or to any Person for service, repair, maintenance or overhaul work or for alterations, modifications or additions to an Item of Equipment to the extent required or permitted by the terms of Section 9 or Section 10.

   Section 8.3. Landlord Waivers. If at any time an Item of Equipment is located at a Site that is not owned by the Lessee or a Wholly-Owned Subsidiary of the Lessee, the Lessee shall promptly deliver to the Lessor Trustee a Landlord Waiver executed by the owner of such Site.

SECTION 9. MAINTENANCE AND REPAIR; RETURN

   Section 9.1. Repairs and Maintenance. The Lessee, at the Lessee's own cost and expense, shall (a) maintain, service and repair the Equipment in order to keep the Equipment in as good repair, good operating condition and working order as when it first became subject to this Lease and in compliance with all of the manufacturer's specifications, (b) maintain, service and repair the Equipment in such condition as the Lessee would, in the prudent management of its owned or leased properties, maintain, service and repair similar property owned or leased by the Lessee and, in any event, to the extent required to maintain the Equipment in good repair and in compliance with all Requirements of Law and Insurance Requirements, noncompliance with which might result in the imposition of a penalty on any Indemnified Party or materially and adversely affect the Equipment or its operation, and (c) have in full force and effect during the Lease Term a maintenance program to maintain, service and repair the Equipment so as to keep the Equipment in as good operating condition and working order as it was when it first become subject to this Lease and in compliance with manufacturer's specifications.

   Section 9.2. Maintenance Costs and Warranties. The Lessee agrees to pay all costs, expenses, fees and charges incurred in connection with (a) the use and operation, including but not limited to repairs, maintenance, storage and servicing as provided in Section 10 and this Section 9, of each Item of Equipment by the Lessee during the Lease Term and (b) preserving and protecting each Item of Equipment, and repairing, maintaining and servicing the Equipment as provided in Section 10 and this Section 9, during the period after a termination of the Lessee's right of possession of such Item of Equipment pursuant to Section 16.2 and prior to the interest of the Lessor Trustee in such Item of Equipment being leased or sold to a third person by the Lessor Trustee (other than one or more Certificate Holders or their Affiliates). So long as no Event of Default has occurred and is continuing, the Lessor Trustee hereby appoints the Lessee as its agent and attorney-in-fact for the purpose of exercising and enforcing, and with full right, power and authority to exercise and to enforce, all of the right, title and interest of the Lessor Trustee in, under and to the warranties and obligations of any supplier of goods or services in respect of the Equipment and agrees to execute and deliver such further instruments as may be necessary to enable the Lessee to obtain goods or services furnished for the Equipment by said



                                     8

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

suppliers. The Lessor Trustee shall have no obligation or duty with respect to any of such matters. Any proceeds obtained by the Lessee from the enforcement of the warranties and obligations of any supplier of goods or services in respect of the Equipment shall be held by the Lessee and applied from time to time to the repair and maintenance of the Equipment, and any balance thereof remaining at the expiration of the Lease Term and satisfaction of all of the Lessee's obligations shall be paid over to the Lessee.

   Section 9.3. Lessor Trustee Not Obligated to Maintain or Repair. The Lessor Trustee shall not under any circumstances be required to make any repairs, replacements, Alterations of any nature to the Equipment, to make any expenditure whatsoever in connection with this Lease, or to maintain the Equipment in any way. The Lessee waives any right to (a) require the Lessor Trustee to maintain or repair any Item of Equipment or any Part or
(b) make repairs at the expense of the Lessor Trustee pursuant to any Requirement of Law, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term.

   Section 9.4. Return.

           (a) Prior to the Lessee notifying the Lessor Trustee and the Agent of the Lessee's intent to return the Equipment or its election to exercise its option to sell the Equipment pursuant to Section 18.3, the Lessee must demonstrate that each Item of Equipment can perform at its original performance specifications under full test loads with regard to speed, register control, utility and quality of printed matter, and each Item of Equipment must print a Graphic Arts Technical Foundation ("GATF") test sheet to an acceptable degree as interpreted by GATF. An outside printing expert selected by the Lessor Trustee or the Agent and paid for by the Lessee (the "Printing Expert") shall perform an Equipment inspection to verify the physical condition of the Equipment and shall supervise the demonstration. The Printing Expert shall inspect printed material coming off the Equipment for its saleability. If the Printing Expert determines that improvements are needed to make the equipment perform according to the manufacturer's original performance specifications or if the GATF test is unacceptable, the Lessee shall make any necessary improvements at its sole cost and expense under the supervision of the original manufacturer.

           (b) With respect to each Item of Equipment, upon the expiration or earlier termination of the Lease Term, the Lessee, at its sole expense, shall de-install, crate for shipping and return it to the Lessor Trustee by delivering it to such location as the Lessor
   Trustee specifies. The Equipment shall be removed by a licensed and insured erector/rigger approved by the Lessor Trustee and the Agent and specializing in the crating, removal, transportation and reassembly of the Equipment, and deinstallation and reassembly shall be performed by a licensed and experienced technician and in a prescribed manner, including without limitation proper marking and labeling of all electrical wires, hoses, and components. The
   Equipment shall be reassembled on its return and, when returned, shall be in the condition required by Section 9.1. Accordingly, if, during the Lease Term, any Item of Equipment has not been given all scheduled maintenance and overhauls and all repairs that are necessary to continue operating it at normal commercial conditions in accordance with Section 9.1, then the Lessee shall cause all restorative or repair work to be performed on it that is necessary to



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

   bring it into the condition that it would have been in, had the Lessee complied with Section 9.1 throughout the Lease Term. All components of each Item of the Equipment shall have been properly serviced, following the manufacturer's written operating and servicing procedures, such that each Item of Equipment is eligible for a manufacturer's standard, full service maintenance contract without the Lessor Trustee's incurring any expense to repair or rehabilitate any Item of Equipment. If, during the Lease Term, replacement of all parts and components has not been made in accordance with Section 10.1 so that the loss in operating efficiency, value, utility and remaining useful life of the Items of Equipment is more than that expected from normal wear and tear or as reflected in the Appraisal completed in accordance with Section 4.1(l) of the Participation Agreement, then the Lessee, at its expense, shall cause all repair and restorative work to be performed on the Items of Equipment that is necessary to bring the Items of Equipment into the condition that the Items of Equipment would have been in had such replacement of parts and components been made. If, in the opinion of the Lessor Trustee, any Item of Equipment fails to meet the return standards set forth in this Section, the Lessee shall pay on demand all costs and expenses incurred in connection with repairing and restoring it so as to meet such standards, assembling it and delivering it to the Lessor Trustee. If the Lessee fails to return any Item of Equipment in the condition required by this Lease, then, all of the Lessee's obligations under this Lease (including, without limitation, the Lessee's obligation to pay Rent for such Item of Equipment (i) at 125% of the rental then applicable under this Lease or (ii) if the Lease Term has ended, at 125% of the rental applicable on the last Scheduled Payment Date of the Lease Term) shall continue in full force and effect until such Item of Equipment is returned in the condition required under this Lease.

           (c) One hundred eighty days prior to the Expiration Date, the Lessee shall give the Lessor Trustee an inventory and full description of each Item of Equipment, including make, model, serial number, any other identifying engine or part classification, and its location and service records; also, from that notification date forward until the Expiration Date the Lessee will be limited to 5,000,000 impressions per Item of Equipment.

           (d) Thirty days after the Lessor Trustee and the Agent receive written notice from the Lessee of its intent to return the Equipment or its election to exercise its option to sell the Equipment pursuant to Section 18.3, the Lessee shall provide to the Lessor Trustee the following documents in English with respect to the Items of
   Equipment: (i) one set per Item of Equipment (or per group of Items of Equipment located at the same Site) of installation instructions/manuals, service manuals, and operating manuals relating to it (including replacements and additions thereto, such that all documentation is completely up to date) and (ii) one set per Item of Equipment (or per group of Items of Equipment located at the same
   Site) of documents, detailing its equipment configuration, operating requirements and maintenance records, including, without limitation, all books, operating data logs, inspection and maintenance logs, tools and spare parts and modification and overhaul records which shall be kept with accurate records of all maintenance (including without limitation, lubrication service, parts removal/replacement, inspections etc.) and shall indicate the dates and times of service and be signed by the appropriate authority.

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

           (e) Upon the expiration or earlier termination of the Lease Term, the Lessee shall ensure that all Items of Equipment are at no less than half-time condition between scheduled significant maintenance events and that half life remains on every and all life limited or time cycle parts and components and will be in such condition that such Items of Equipment may be immediately installed and placed into use in an operating environment for a minimum of twelve months of similar use to that under which they were originally designed and used during the Lease Term.

           (f) Upon the expiration or earlier termination of the Lease Term, the Lessee shall properly remove all installed markings which are removable without damage to the Items of Equipment and not necessary for the operation, maintenance or repair of such Items.

           (g) Upon the expiration or earlier termination of the Lease Term, the Lessee shall ensure that all Items of Equipment and all matters that fall outside the manufacturer-specified operating limits of such Items of Equipment have been repaired and conform to all Environmental Protection Agency regulations and Requirements of Laws, that all certificates are current or require compliance within the next twelve months from the date of return and have been complied with, and that all Parts are manufactured to the approved maintenance program and accepted industry standards for their type and use. The Lessee will pay all recertification fees required by the Lessor Trustee or any Governmental Authority.

           (h) Upon sale of the Items of Equipment to a third party or return to the Lessor Trustee, the Lessee shall provide transportation and assume all risks and costs to send to the location(s) of new owner(s) and if required by the Lessor Trustee, store the Items of Equipment for a period of up to 365 days at the Lessee's sole expense. During the storage period, the Lessee will pay for all insurance coverage and periodic testing as required by the Lessor Trustee and the Agent.

           (i) Not later than the expiration or earlier termination of the Lease Term, the Lessee shall cause all Liens (other than Lessor's Liens) on the Items of Equipment to be extinguished.

           (j) Upon the expiration or earlier termination of the Lease Term, the Lessee shall cause there to be no sublease of the Equipment or any Item of Equipment.

           (k) The Lessee shall ensure that any Equipment or Parts in storage prior to the return be in a storage configuration, including preparation for storage, in conformity with the manufacturer's direction, Environmental Protection Agency requirements and other Requirements of Law and that no storage environment has been used that may cause the value of any Item of Equipment or any Part to diminish.

           (l) Upon the expiration or earlier termination of the Lease Term, the Lessee shall ensure that all Items of Equipment are free from contamination and corrosion and have no untreated or uncorrected corrosion.

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

           (m) Upon the expiration or earlier termination of the Lease Term, the Lessee shall re-paint and clean all Items of Equipment to restore them to an as-new appearance.

           (n) The Lessee shall ensure that, (i) within six months prior to the expiration or earlier termination of the Lease Term, the drive side (gear side) of each Item of Equipment has been inspected and serviced to verify the existence of undue wear, (ii) within six months prior to the expiration or earlier termination of the Lease Term, the sequence startup has been checked and serviced to verify that the starting controller is working properly, (iii) within 12 months prior to the expiration or earlier termination of the lease Term, the rollers have been removed, serviced and resurfaced, (iv) within one month prior to the expiration or earlier termination of the Lease Term, the blankets have been changed, and (v) at least once every 12 months during the Lease Term, each printing unit is broken down and serviced and has its oil changed.

           (o) In addition to all other rights of the Lessor Trustee under this Lease, the Lessor Trustee shall have the right to attempt to resell or auction the Equipment from the Lessee's facility with the Lessee's full cooperation and assistance, for a period of 180 days from the end of the Lease Term. The Lessee shall pay the reasonable costs and expenses of any such sale or auction, and agrees that the Equipment shall remain capable of operation during this period. The Lessee shall provide adequate and sufficient electrical power, lighting, heat, water and compressed air to allow for normal maintenance and for demonstrations of the Equipment to any potential buyer.

   If the Lessor Trustee, pursuant to this Lease or any other Operative Agreement, rightfully demands possession of the Items of Equipment and cessation of the Lessee's rights in such Items of Equipment, the Lessee, at its expense, shall forthwith comply with this Section 9.4 with respect to all Items of Equipment, and deliver exclusive possession of such Items of Equipment to the Lessor Trustee, subject to the Lessee's obligations under Sections 9 and 10.

SECTION 10. MODIFICATIONS, ETC.

   Section 10.1. Replacement of Parts. The Lessee, at its own cost and expense and within a reasonable period of time, shall replace any part of any Item of Equipment (a "Part") that becomes worn out, lost, stolen, destroyed, or otherwise rendered permanently unfit or unavailable for use (whether or not such replacement is covered by the Lessee's covenants in Section 9 of this Lease), with a replacement part of the same manufacture, value, remaining useful life and utility as the replaced part immediately preceding the replacement (assuming that such replaced part is in the condition required by this Lease). All replacement parts shall be free and clear of all Liens. Notwithstanding the foregoing, this paragraph shall not apply to any Casualty with respect to any Item of Equipment.

   Title to any Parts at any time removed from any Item of Equipment shall continue to be vested in the Lessor Trustee, no matter where such Parts are located, until such Parts shall be replaced by Parts which have been incorporated or installed in or attached to such Item of Equipment and which meet the requirements for replacement Parts specified in the first paragraph of this Section 10.1. Immediately upon any such replacement Part becoming incorporated or installed in or attached to any Item of Equipment as above provided, without

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

further act, title to the removed Part shall thereupon vest in the Lessee or such person as shall be designated by the Lessee, free and clear of all rights of the Lessor Trustee.

   Section 10.2. Required Alterations. The Lessee, at its sole cost and expense, shall, with reasonable promptness, make such alterations, modifications and additions (collectively, "Alterations") to each Item of Equipment as may be required from time to time to meet any Requirements of Law or of any federal, state or local governmental authority having jurisdiction.

   Section 10.3. Optional Alterations. The Lessee at its own expense may from time to time make such Alterations to any Item of Equipment as the Lessee may deem desirable in the proper conduct of its business and which are consistent with the continuing operation of such Item of Equipment in accordance with its original functional purpose; provided, that any such Alteration made by the Lessee pursuant to this paragraph must not diminish the value or utility of any Item of Equipment to the Lessor Trustee below the value and utility thereof to the Lessor Trustee immediately prior to such Alteration. At the Lessor Trustee's request, the Lessee will remove any readily removable Alterations prior to the end of the Lease Term at the Lessee's sole cost and expense.

   Section 10.4. Title to Parts.

           (a) Title to all Parts (including Alterations) incorporated or installed in or attached to any Item of Equipment shall without further act vest in the Lessor Trustee and shall be deemed to constitute a part of such Item of Equipment and be subject to this Lease in the following cases:

                     (i) such Part is in replacement of or in substitution for, and not in addition to, any Part constituting a part of such Item of Equipment at the time of the acceptance thereof hereunder or any such original part;

                     (ii) such Part is required to be incorporated or installed in or attached to the Equipment pursuant to the terms of Section 9.1, 10.1 or 10.2; or

                     (iii) such Part cannot be readily removed from such Item of Equipment without materially damaging such Item of Equipment or diminishing or impairing the value or utility of such Item of Equipment.

           (b) Any other Part that is not within the categories set forth in clauses (i), (ii) or (iii) above, and that is not removed from any Item of Equipment by the Lessee prior to the expiration or termination of this Lease as to such Item of Equipment shall become the property of the Lessor Trustee.

SECTION 11. WARRANTY OF TITLE

   Section 11.1. Warranty of Title.

           (a) Except as otherwise provided herein and subject to the terms of Section 12 relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien (other than

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

   any Lessor's Lien), defect, attachment, levy, title retention agreement or claim upon the Equipment or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Lessor Trustee or any Certificate Holder pursuant to the Operative Agreements, other than Permitted Liens.

           (b) Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor Trustee or any Certificate Holder, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any alteration, addition, repair or demolition of or to any Item of Equipment or any Part. NOTICE IS HEREBY GIVEN THAT THE LESSOR TRUSTEE, THE AGENT AND THE CERTIFICATE HOLDER ARE NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING THE EQUIPMENT OR ANY ITEM OF EQUIPMENT OR ANY PART THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR TRUSTEE OR ANY CERTIFICATE HOLDER IN THE EQUIPMENT OR ANY ITEM OF EQUIPMENT OR ANY PART.

SECTION 12. PERMITTED CONTESTS

   Section 12.1. Permitted Contests in Respect of Applicable Law. So long as no Event of Default has occurred and is continuing, Lessee, on its own or on Lessor Trustee's behalf and in Lessor Trustee's name but at Lessee's sole cost and expense and subject to Section 6 of the Participation Agreement, may contest by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Applicable Law or third party charges relating to the Equipment, or any Lien, but only if and so long as any such contest, in the reasonable opinion of the Lessor Trustee and the Agent, (a) does not involve any risk of criminal liability being imposed on the Lessor Trustee, the Agent or any Certificate Holder or
(b) does not involve any risk of (i) foreclosure, forfeiture or loss of any Item of the Equipment, or any material part thereof, or (ii) the nonpayment of Rent, (c) does not involve any substantial risk of (i) the sale of, or the creation of, any Lien (other than a Permitted Lien) on any Item of Equipment or any Part, (ii) civil liability being imposed on the Lessor Trustee, the Agent, any Certificate Holder, or the Equipment, or (iii) enjoinment of, or interference with, the use, possession or disposition of the Equipment in any material respect, (d) will suspend the collection and enforcement of contested amounts against the Equipment, the Lessor Trustee, the Agent, and the Certificate Holders and will be concluded before the Lease Term ends, and (e) Lessee has posted any security reasonably requested by the Agent.

   None of the Lessor Trustee the Agent and the Certificate Holders will be required to join in any proceedings pursuant to this Section 12.1 unless a provision of Applicable Law requires that such proceedings be brought by or in the name of such Person; and in that event such Person will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as the Lessee pays all related expenses and indemnifies such Person with respect to such proceedings.

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

SECTION 13. INSURANCE

   Section 13.1. Required Insurance Coverages and Limits.

           (a) The Lessee shall at its own cost and expense at all times during the Lease Term:

                     (i) keep each Item of Equipment insured against all risks of physical loss or damage and against all such other risks as are insured against by the Lessee with respect to property of a similar character owned or leased by the Lessee on terms and in amounts that are no less favorable than insurance covering other similar properties owned by the Lessee and that are in accordance with normal industry practices, provided that such insurance shall not be less than the Stipulated Loss Value of such Item of Equipment as of the immediately preceding Scheduled Payment Date, and

                     (ii) maintain comprehensive general public liability insurance with respect to the Equipment including liability coverage for products liability and contractual liability, which coverage shall be against damage because of bodily injury, including death, or damage to property of others, such insurance to be on terms and in amounts that are no less favorable than insurance maintained by the Lessee with respect to similar properties that it owns and that is in accordance with normal industry practice, provided that such insurance shall not be less than $1,000,000 per occurrence and $20,000,000 in the aggregate (or $50,000,000 in the aggregate including layered umbrella coverage).

           (b) All insurance policies required hereunder shall (i) require 30 days prior written notice to the Lessor Trustee and the Agent of cancellation or material change in coverage; (ii) name the Lessor Trustee, the Agent and the Certificate Holders as additional insureds and, under the property insurance policies, name the Lessor Trustee as sole loss payee; (iii) be considered primary insurance without any right of contribution from other policies held by the Lessor Trustee, the Agent or the Certificate Holders; (iv) waive any right of subrogation against the Lessor Trustee, the Agent and the Certificate Holders; (v) waive the right of the insurer to any set-off, counterclaim or other deduction, whether by attachment or otherwise, in respect of any liability of the Lessor Trustee, the Agent or the Certificate Holders; (vi) specify that the Lessor Trustee, the Agent and the Certificate Holders shall not be liable for any premiums or deductibles; (vii) be in full force and effect throughout any geographical areas in which any Item of Equipment is located; and
   (viii) provide that, in respect of the interests of the Lessor
   Trustee, the Agent and the Certificate Holders in such policies, subject to the policies' other terms, conditions and exclusions, the insurance shall not be invalidated by any action or inaction of any Person and shall insure the Lessor Trustee, the Agent, and the Certificate Holders regardless of any breach or violation of any warranty, declaration or condition contained in such policies by any Person.

           (c) The Lessee agrees to maintain all insurance required by this Section 13 with financially sound and reputable insurance companies that have a rating of at least

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

   A+ or better by Best Rating Guide (except that the companies listed on Schedule 13.1 as having a lesser rating may, during the Lease Term, provide the Lessee with the type of insurance they are providing as of the Closing Date). No policy shall contain a provision (i) under which the Lessee is a co-insurer, or (ii) relieving the insurer of liability for any loss by reason of the existence of other policies of insurance covering the Equipment against the peril involved, whether collectible or not, or by reason of the breach or violation by the Lessee of any warranties, declarations or conditions contained in such policies. Any such insurance may be carried under blanket policies maintained by the Lessee so long as such policies otherwise comply with the provisions of this Section 13.1. If general public liability insurance is carried under any blanket policy which is subject to aggregate annual claim limitations, the Lessee shall keep the Lessor Trustee and the Agent apprised of the amount of any such limitations and the amounts of claims that may reduce the available policy limits.

   Section 13.2. Adjustment and Payment of Losses. The Lessee shall adjust with the insurance companies or otherwise collect (including, without limitation, the filing of proceedings that the Lessee considers advisable) any loss under any casualty insurance required to be carried by
Section 13.1(a)(i), but must obtain the Agent's approval of any amount adjusted or collected if the loss exceeds $1,000,000. The loss so adjusted shall be paid to the Lessor Trustee. All such policies shall provide that the loss, if any, under such insurance shall be adjusted and paid as provided in this Lease. Losses covered by liability insurance shall be adjusted by and paid to the Person suffering such loss.

   Section 13.3. Evidence of Insurance. On or prior to the Closing Date with respect to each Item of Equipment, and thereafter not less than 15 days prior to the expiration dates of the expiring policies, the Lessee shall deliver to the Lessor Trustee, the Agent and the Certificate Holders certificates of insurance for the insurance maintained pursuant to this
Section 13, together with a report from the Lessee's insurance broker certifying that such insurance complies with the terms hereof. Each such certificate or other evidence of insurance shall identify the insurance carrier, the type of insurance, the coverage limits, annual aggregate limits, if any, and the policy term.

   Section 13.4. Application of Insurance Proceeds. All insurance proceeds from policies required to be maintained hereunder that are received by or payable to the Lessor Trustee (less the Lessor Trustee's and the Agent's actual costs, fees and expenses (including their attorneys' fees) incurred in the collection thereof) shall be applied as follows:

           (a) All such proceeds actually received on account of any damage or destruction (other than a Casualty) of an Item of Equipment shall be paid over to the Lessee, or as it may direct from time to time, as the restoration or repair ("Restoration"), of the Item of Equipment progresses, to pay (or reimburse the Lessee for) the cost of Restoration, if the following two conditions are satisfied:

                     (i) the amount of such proceeds received by the Lessor Trustee, together with such additional amounts, if any, theretofore expended by the Lessee out of its own funds for Restoration must be sufficient to pay the estimated cost of completing Restoration, and

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

                     (ii) the Lessee must submit a written application to the Lessor Trustee and the Agent, accompanied by an Officer's Certificate, showing in reasonable detail the nature of Restoration, that Restoration is intended to restore the Item of Equipment to its value and utility prior to the damage or destruction (assuming that the Item of Equipment was of the value and utility and in the condition and repair required by this Lease), the actual cash expenditures made to date for Restoration, the estimated cost to complete Restoration and stating that no Default or Event of Default has occurred and is continuing under this Lease.

           Upon the written request of the Lessee, accompanied by evidence satisfactory to the Lessor Trustee and the Agent that Restoration has been completed and the costs thereof paid in full, that the Item of Equipment has been restored to its value and utility prior to such damage or destruction (assuming that such Item of Equipment was of the value and utility and in the condition and repair required by the terms of this Lease) and that there are no mechanic's or similar
   Liens for labor or materials supplied in connection therewith, the balance, if any, of such proceeds shall be paid over or assigned to the Lessee or as it may direct.

           (b) All such proceeds received or payable on account of a Casualty with respect to an Item of Equipment shall be paid over or assigned to the Lessee or as it may direct upon termination of this Lease with respect to such Item of Equipment and, if the Lessee elects to perform the option set forth in Section 14.1(a), receipt by the Lessor Trustee of the Stipulated Loss Value of such Item of Equipment and all other payments due hereunder.

   Section 13.5. Deductibles and Self-Insurance. So long as no Event of Default has occurred and is continuing, the Lessee may from time to time self-insure or maintain deductible provisions for the risks required to be insured against pursuant to clauses (a)(i) and (a)(ii) of Section 13.1, in such reasonable amounts as are then applicable to similar equipment owned or leased by the Lessee, but in no case shall such self-insurance and deductibles with respect to Section 13.1(a)(i) or Section 13.1(a)(ii) exceed the first $250,000 or $500,000, respectively, of the coverage required therein.

   Section 13.6. Insurance for Own Account. Nothing in this Section 13 shall limit or prohibit the Lessor Trustee, the Agent, any Certificate Holder or the Lessee from obtaining additional insurance for its own account, and any proceeds payable thereunder shall be payable in accordance with the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage of any insurance required to be maintained pursuant to this
Section 13.

SECTION 14. CASUALTY OCCURRENCE

   Section 14.1. Casualty Occurrence. If an Item of Equipment is damaged to such an extent that the Lessee believes a Casualty has occurred, the Lessee shall forthwith (and in any event within 10 days after such occurrence) give the Lessor Trustee and the Agent written notice of such Casualty, the Agent in its sole discretion shall determine whether the damage to the Item of Equipment constitutes a Casualty, and within 20 days after the Casualty occurred the Lessee

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

shall give the Lessor Trustee and the Agent written notice of its election, subject to the terms hereof, to perform one of the following options (and if the Lessee fails to timely notify the Lessor Trustee and the Agent of its election, the Lessee shall be deemed to have elected to perform the option set forth in the following clause (a)), provided that the Lessee shall not have the right to select the option set forth in clause (b) if a Default or Event of Default has occurred and is continuing when the Casualty occurs, or when the Lessee gives notice of its election, or when the Lessee is to convey the Replacement Equipment to the Lessor Trustee:

           (a) Except as otherwise provided in the immediately succeeding sentence, on the next Scheduled Payment Date which is at least 30 days after the occurrence of such Casualty (the "Loss Payment Date"), during which time the Lessee's obligation to pay Rent shall continue, the Lessee shall pay to the Lessor Trustee in immediately available funds an amount equal to the Stipulated Loss Value of such Item of Equipment as of such Loss Payment Date together with any Rent due and payable on or prior to the Loss Payment Date with respect to such Item of Equipment.

           (b) Within 30 days after the Casualty occurs, during which time the Lessee's obligation to pay Rent shall continue, the Lessee shall convey or cause to be conveyed to the Lessor Trustee in accordance with Section 14.2 hereof, to be leased by the Lessor Trustee to the Lessee hereunder in replacement of such Item of Equipment, title to Replacement Equipment, which must be free and clear of all Liens other than Permitted Liens and (as determined by the Agent in its sole discretion) must have a value, utility and remaining economic useful life at least equal to, and be in as good operating condition as, the replaced Item of Equipment (assuming it was of the value, remaining economic useful life and utility and in the condition and repair required by the terms of this Lease and had suffered no Casualty). The Lessee shall pay on the next Scheduled Payment Date an amount computed in the manner specified in clause (a) of this Section
   14.1 if no such replacement occurs by the end of the 30-day period.

The Lessee's obligation to pay Rent due and payable on or prior to a Loss Payment Date shall continue as to any Item of Equipment that has suffered a Casualty.

   In the event of a payment in full of the Stipulated Loss Value for an Item of Equipment and other Rent payable on or prior to the Loss Payment Date all as provided for in the clause (a) of this Section, (x) this Lease with respect to such Item of Equipment and the obligations of the Lessee with respect to such Item of Equipment to pay Periodic Rent and Supplemental Rent (except for Supplemental Rent obligations surviving pursuant to Section 6 of the Participation Agreement or which have otherwise accrued but not been paid as of the date of such payment) shall terminate; (y) if no Event of Default has occurred and is continuing, any insurance proceeds remaining in the Lessor Trustee's possession (other than proceeds of policies maintained by the Lessor Trustee for its own account), including any investment interest thereon, shall be promptly paid over to the Lessee; and (z) the Lessor Trustee shall convey to the Lessee, at the Lessee's cost and expense, all of the Lessor Trustee's right, title and interest, AS-IS, WHERE-IS, without recourse or warranty, express or implied except for a warranty against the Lessor's Liens in and to such Item of Equipment, including all claims for damage to such Item of Equipment against third persons arising from the subject Casualty (unless any insurance carrier requires that such claims be assigned to it).

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

   Section 14.2. Conveyance of Replacement Equipment. Prior to or at the time of any conveyance of any Replacement Equipment pursuant to Section 14.1(b) or Section 15.1, the Lessee, at its own expense, shall furnish the Lessor Trustee and the Agent, or cause each of them to be furnished, with the following documents, which shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect on the date of such conveyance:


                     (i) a full warranty bill of sale, in form and substance satisfactory to the Lessor Trustee and the Agent, covering such Replacement Equipment and executed by the owner thereof in favor of the Lessor Trustee;

                     (ii) a Lease Supplement covering the Replacement
           Equipment;

                     (iii) such evidence of compliance with the insurance provisions of Section 13 with respect to such Replacement Equipment as the Lessor Trustee or the Agent may reasonably request, including an independent insurance broker's report (stating the opinion of such insurance broker that such insurance complies with the terms of this Lease) with certificates of insurance;

                     (iv) an Officer's Certificate of the Lessee certifying that such Replacement Equipment complies with this Section 14.2, that, upon such conveyance, the Lessor Trustee will acquire good title to such Replacement Equipment, free and clear of all Liens other than Permitted Liens, that such Replacement Equipment will be leased hereunder to the same extent as the replaced or substituted Item of Equipment, as the case may be, and that, upon consummation of such replacement or substitution, no Default or Event of Default will exist hereunder,

                     (v) an opinion of the Lessee's counsel (and such other opinions or evidence of title as the Lessor Trustee, the Agent or their counsel may reasonably request), to the effect that, upon such conveyance, the Lessor Trustee will acquire good title to such Replacement Equipment, free and clear of all Liens other than Permitted Liens, and that such Replacement Equipment will be leased hereunder to the same extent as the replaced or substituted Item of Equipment, as the case may be;

                     (vi) copies of Uniform Commercial Code financing statements (including, without limitation, fixture filings) with respect to such Replacement Equipment naming the Lessee as Debtor and the Lessor Trustee as Secured Party filed on or before the date of conveyance in each jurisdiction that the Lessor Trustee or the Agent, each in its sole discretion, considers necessary;

                     (vii) Landlord Waivers, if required under Section 8.3, with respect to the Site or Sites on which the Replacement Equipment is located; and

                     (viii) such documents, opinions and evidence with respect to the Lessee as the Lessor Trustee, the Agent, or their counsel, may reasonably request in order to establish the consummation of the transactions contemplated by this

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

           Section 14.2, the taking of all corporate proceedings in connection with and compliance with the conditions set forth in this Section 14.2, in each case in form and substance satisfactory to the Lessor Trustee and the Agent.

   The Lessee further agrees to take such further action as the Lessor Trustee or the Agent may reasonably request with respect to such Replacement Equipment including, without limitation, any actions required to establish, perfect and protect the interest of Lessor Trustee in such Replacement Equipment (including, without limitation, the filing of additional Uniform Commercial Code financing statements).

   Upon full compliance by the Lessee with the terms of this Section
14.2, the Lessor Trustee shall convey to the Lessee, at the Lessee's cost and expense, all of the Lessor Trustee's right, title and interest, as-is, where-is, without recourse or warranty, express or implied except for warranty against Lessor's Liens, in and to such Item of Equipment with respect to which the subject Casualty occurred, including all claims for damage to such Item of Equipment against third persons arising from any Casualty (unless any insurance carrier requires that such claims be assigned to it), or the substituted Item of Equipment, as the case may be. No Casualty or substitution with respect to an Item of Equipment under the circumstances contemplated by the terms of this Section 14.2 shall result in any reduction in Rent or the Lessee's obligation to pay Rent hereunder.

   Section 14.3. Application of Payments. Any payments on account of a Casualty of an Item of Equipment (other than insurance proceeds or other payments the application of which is provided for in this Section 14 or elsewhere in this Lease, as the case may be) received at any time by the Lessor Trustee or by the Lessee from any Person will be applied as follows:

           (a) if the Lessee has elected (or is deemed to have elected) the option set forth in Section 14.1(a), so much of such payments as do not exceed the Stipulated Loss Value required to be paid by the Lessee pursuant to Section 14.1(a) shall be applied in reduction of the Lessee's obligation to pay such Stipulated Loss Value to the extent not already paid by the Lessee, and, to the extent already paid by the Lessee and if no Default or Event of Default exists, shall be applied to reimburse the Lessee for its payment of such Stipulated Loss Value. Subject to Section 14.6, the balance, if any, of such payment remaining thereafter shall be paid to the Lessee; and

           (b) if the Lessee has elected the option set forth in Section 14.1(b), such payments shall be paid over to, or retained by, the Lessor Trustee for payment to the Lessee when the Lessee has fully performed the terms of Section 14.2 with respect to the Casualty for which such payments are made.

   Section 14.4. Certain Government Requisitions. If during the Lease
Term the use of any Item of Equipment is requisitioned or taken by any Governmental Authority under the power of eminent domain or otherwise under circumstances which do not constitute a Casualty, the Lessee's duty to pay Periodic Rent and Supplemental Rent for such Item of Equipment shall continue for the duration of such requisition or taking. Unless a Default or Event of Default has occurred and is continuing, the Lessee shall be entitled to receive and to retain for its own account all sums payable for any such period by such Governmental Authority as compensation

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

for such requisition or taking of possession. If a Default or Event of Default has occurred and is continuing, the Lessee shall be deemed to the extent of any such compensation so received to be the agent of the Lessor Trustee in collecting and receiving the such sums and shall segregate and hold in trust and promptly remit any such compensation so received to the Lessor Trustee for crediting against any sums then due and owing hereunder to the Lessor Trustee, its successors and assigns.

   Section 14.5. Application of Payments from Governmental Authorities for Requisition of Title. The Lessor Trustee shall receive the entire amount payable by any governmental authority or instrumentality or agency thereof with respect to a Casualty resulting from the condemnation, confiscation or seizure of, or requisition of title to or use of any Item of Equipment. Such amount, after deducting all expenses, including attorneys' fees, incurred by the Lessor Trustee in or as a result of such condemnation proceedings (the "Net Condemnation Award") shall be applied promptly as follows: so much of such payments as do not exceed the Stipulated Loss Value of such Item of Equipment required to be paid by the Lessee pursuant to Section 14.1(a) shall be applied in reduction of the Lessee's obligation to pay such Stipulated Loss Value to the extent not already paid by the Lessee, and, to the extent already paid by the Lessee and if no Default or Event of Default exists, shall be applied to reimburse the Lessee for its payment of such Stipulated Loss Value. Subject to
Section 14.6, the balance, if any, of such payments shall be paid to the Lessee.

   Section 14.6. Application of Payments During Existence of Default.
Any amount referred to in this Section 14 or in Section 13 which is payable to the Lessee shall not be paid to the Lessee, or, if it has been previously paid directly to the Lessee, shall be held in trust by the Lessee and shall be promptly paid over to the Lessor Trustee, if at the time of such payment a Default or Event of Default has occurred and is continuing, and held by the Lessor Trustee as security for the obligations of the Lessee under this Lease and applied against the Lessee's obligations hereunder as and when due. Once no Default or Event of Default is continuing, such amount, to the extent not theretofore applied to the Lessee's obligations hereunder, shall be paid to the Lessee.

SECTION 15. SUBSTITUTION OF EQUIPMENT

   Section 15.1. Substitution of Equipment. So long as no Default or
Event of Default has occurred and is continuing, on any Scheduled Payment Date, the Lessee may, at its option, upon at least 30 days' advance written notice to the Lessor Trustee, convey or cause to be conveyed to Lessor Trustee in accordance with Section 14.2 hereof, to be leased by the Lessor Trustee to Lessee hereunder in substitution for any Item of Equipment, title to Replacement Equipment, which must be free and clear of all Liens other than Permitted Liens and (as determined by the Agent in its sole discretion) must have a value, utility and remaining economic useful life at least equal to, and to be in as good operating condition as, the substituted Item of Equipment (assuming the substituted Item of Equipment was of the value, remaining economic useful life and utility and in the condition and repair required by the terms of this Lease and had suffered no Casualty).

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

SECTION 16. EVENTS OF DEFAULT

   Section 16.1. Events of Default. The occurrence of any one or more of the following events (whether such event is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an "Event of Default":

           (a) the Lessee fails to make payment of any Periodic Rent when due and such failure continues unremedied for a period of five days; or the Lessee fails to make payment when due of any amounts due pursuant to Section 18.4, the Lease Balance, the Purchase Price, including, without limitation, amounts due pursuant to Section 18.1 hereof, or Stipulated Loss Value; or

           (b) the Lessee fails to make payment of any Supplemental Rent (other than Supplemental Rent specified in clause (a) above) within five (5) days after it becomes due; or

           (c) the Lessee fails to maintain insurance as required by
   Section 13 of this Lease; or

           (d) the Lessee fails to observe or perform any term, covenant or condition applicable to it under Sections 4.2, Section 4.3 or
   Section 5 of the Guaranty Agreement; or

           (e) the Lessee or any Guarantor fails to observe or perform any term, covenant or condition applicable to it under any Operative Agreement (other than those described in Section 16.1(a), (b), (c) or
   (d) hereof) and such failure continues unremedied for 30 days after written notice thereof has been given to the Lessee or such Guarantor by the Lessor Trustee, the Agent or any Certificate Holder; or

           (f) any representation or warranty made or deemed made by the Lessee or any Guarantor in any Operative Agreement or in any certificate, document or financial or other statement furnished at any time under or in connection with any Operative Agreement was incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

           (g) (i) any Guarantor or the Lessee commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Guarantor or the Lessee makes a general assignment for the benefit of its creditors; or (ii) there is commenced against any Guarantor or the Lessee any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or

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

   appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there is commenced against any Guarantor or the Lessee any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Guarantor or the Lessee takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause s (i), (ii) or (iii) above; or (v) any Guarantor or the Lessee generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due; or

           (h) any Operative Agreement or any Lien granted under any Operative Agreement, in whole or in part, terminates, ceases to be effective against, or (other than as expressly provided therein) ceases to be the legal, valid, binding and enforceable obligation of either the Lessee or any Guarantor; or

           (i) the Lessee or any Guarantor directly or indirectly contests the effectiveness, validity, binding nature or enforceability of any Operative Agreement or any Lien granted under any Operative
   Agreement; or the Lessee or any Guarantor repudiates, or purports to discontinue or terminate, the Guaranty Agreement, or the Guaranty Agreement ceases to be a legal, valid and binding obligation of the Lessee or any Guarantor or ceases to be in full force and effect; or

           (j) (i) any Guarantor or the Lessee fails to make any payment in respect of any of its obligations for Debt when due or, if later, within any applicable grace period, or (ii) any event or condition occurs which results in the default after the expiration of any applicable grace period under, or requires the early redemption or prepayment of, any of any Guarantor's or the Lessee's obligations for Debt, or any event or condition occurs and is continuing which enables (or, with the giving of notice or lapse of time or both, would enable) the holders of any of any Guarantor's or the Lessee's obligations under obligations for Debt of any Guarantor or the Lessee or any Person acting on such holders' behalf to accelerate the maturity, or require the early redemption or prepayment, of any of any Guarantor's or the Lessee's obligations for Debt; or

           (k) (i) any member of the ERISA Group fails to pay when due an amount or amounts aggregating in excess of $1,000,000 that it has become liable to pay under Title IV of ERISA; or (ii) notice of intent to terminate a Material Plan is filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of them; or (iii) any member of the ERISA Group has been notified in writing that the PBGC has instituted proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or (iv) a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or (v) any events described in clause (iii) above occur with respect to any Other Pension Plan or Other Pension Plans (other than a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) (A) that have aggregate Unfunded Current Liabilities in excess of $1,000,000 and (B) with respect to which either (1) one or more members of the ERISA Group have engaged in a transaction or transactions described in Section 4069 of ERISA or (2) one or more members of the ERISA Group is a member of the "controlled group" under Section 412(c)(11) of the Code or Section 4001(a)(14) of ERISA; or (vi) a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, occurs with respect to, one or more (A) multiemployer plans, within the meaning of Section 4001(a)(3) of ERISA (which plans are not Multiemployer Plans), with respect to which a member of the ERISA Group has engaged, within the previous five plan years, in a transaction described in Section 4212(c) of ERISA, or (B) Multiemployer Plans, which could reasonably be expected to result in the incurrence by one or more members of the ERISA Group of a current payment obligation in excess of $1,000,000; provided that no Event of Default shall occur under clause (v) or (vi) if (A) Unfunded Current Liabilities of the Other Pension Plans in respect of which events described in clause (v) have occurred, together with the current payment obligations that could reasonably be expected to result from complete or partial withdrawals or defaults described in clause (vi), do not exceed $10,000,000 and (B) each member of the ERISA Group that could reasonably be expected to be liable for such Unfunded Current Liabilities or current payment obligations is diligently contesting in accordance with Section 12 the imposition of such liabilities or obligations; or

           (l) (i) one or more judgments or orders for the payment, in the aggregate, of money in excess of $10,000,000 are rendered against any Guarantor or the Lessee and such judgments or orders continue unsatisfied and unstayed for a period of 30 days or (ii) one or more judgments or orders are rendered against any Guarantor or the Lessee, which judgments or orders are stayed on condition that a bond or collateral equal to or greater than, in the aggregate, $10,000,000 be posted or provided, and such judgments or orders are not overturned or lifted within a period of 10 days; or

           (m) Mail-Well ceases to be a party to the Credit Agreement and is not the borrower under another revolving credit facility of at least $150,000,000.

   Section 16.2. Remedies. Upon the occurrence of any Event of Default and so long as such Event of Default is continuing, the Lessor Trustee may, do one or more of the following (and in whatever order) as the Lessor Trustee in its sole discretion determines, without limiting any other right or remedy the Lessor Trustee may have on account of such Event of Default:

           (a) The Lessor Trustee may declare the entire outstanding Lease Balance to be immediately due and payable together with accrued unpaid Rent and any other amounts payable under the Operative
   Agreements, or make demand upon the Guarantors under the Guaranty Agreement, or both;

           (b) The Lessor Trustee may, by notice to the Lessee, rescind or terminate this Lease as of the date specified in such notice;
   provided, however, (i) no reletting, reentry or taking of possession of the Equipment (or any Item of Equipment) by the Lessor Trustee will be construed as an election on the Lessor Trustee's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor Trustee may at any time

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

   thereafter elect to terminate this Lease for a continuing Event of Default, and (iii) no act or thing done by the Lessor Trustee or any of its agents, representatives or employees and no agreement accepting a surrender of the Equipment shall be valid unless it is in writing and executed by the Lessor Trustee;

           (c) The Lessor Trustee may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor Trustee, return the Equipment promptly to the Lessor Trustee in the manner and condition required by, and otherwise in accordance with all of the provisions of, Sections 6 and 9 and Section 8.1(b) hereof as if the Equipment were being returned at the end of the Lease Term, and none of the Lessor Trustee, the Agent, or any Certificate Holder shall be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith, and (ii) without prejudice to any other remedy the Lessor Trustee may have, including without limitation other remedies for possession of the Equipment, and to the extent and in the manner permitted by Applicable Law, enter upon the premises of the Lessee and any Site and take immediate possession (to the exclusion of the Lessee) of the Equipment or any Item of Equipment and remove the Equipment, by summary proceedings or otherwise (and if a Site is owned by a Wholly-Owned Subsidiary of the Lessee, the Lessee shall take all necessary action to ensure that such Wholly-Owned Subsidiary permits the Lessor Trustee to enter upon such premises, take possession of and remove such Equipment), all without liability to the Lessor Trustee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the other damages of the Lessor Trustee, the Lessee shall be responsible for all costs and expenses incurred by the Lessor
   Trustee, the Agent and the Certificate Holders in connection with any reletting, including, without limitation, reasonable brokers' fees and all costs of any alterations or repairs made by any of them;

           (d) The Lessor Trustee may, at its option, elect not to terminate this Lease and continue to collect all Periodic Rent, Supplemental Rent, and all other amounts due to the Lessor Trustee (together with all costs of collection) and enforce the Lessee's obligations under this Lease as and when they become due or are to be performed, and at the option of the Lessor Trustee, upon any abandonment of the Equipment by the Lessee or repossession of it by the Lessor Trustee, the Lessor Trustee may, in its sole and absolute discretion, elect not to terminate this Lease, make the necessary repairs in order to relet the Equipment, and relet the Equipment or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as the Lessor Trustee in its reasonable discretion considers advisable; and upon each such reletting all rentals actually received by the Lessor Trustee from such reletting shall be applied to the Lessee's obligations hereunder and the other Operative Agreements. If rentals received from such reletting during any Interest Period are less than the Rent with respect to the Equipment to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Lessor Trustee, to the Lessor Trustee on the next Scheduled Payment Date;

           (e) Unless the Equipment has been sold in its entirety, the Lessor Trustee may, whether or not the Lessor Trustee has exercised or thereafter at any time exercises

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

   any of its rights under clause (c) or (d) of this Section 16.2 with respect to the Equipment or any Item of Equipment, demand, by written notice to the Lessee specifying a date not earlier than 10 days after the date of such notice, that the Lessee purchase, on the date specified in such notice, the Equipment in accordance with the provisions of Sections 18.1 and 19;

           (f) The Lessor Trustee may sell the Equipment or any Item of Equipment at public or private sale, free and clear of any rights of the Lessee, and without any duty to account to the Lessee with respect to such sale or for the proceeds thereof (provided that the application of the proceeds of any such sale shall be subject to the final paragraph of this Section 16.2), and the Lessee shall pay to the Lessor Trustee, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Rent due for the Items of Equipment so sold for any period commencing after the date on which such sale occurs), the sum of (i) all unpaid Periodic Rent payable for each Item of Equipment for all periods preceding the Scheduled Payment Date coincident with or immediately preceding the date of such sale, plus (ii) an amount equal to the excess, if any, of (x) the Stipulated Loss Value of the Equipment or Item of Equipment so sold, computed as of the Scheduled Payment Date coincident with or immediately preceding the date of such sale, over (y) the net proceeds of such sale, plus (iii) interest at the Overdue Rate on the Stipulated Loss Value from the Scheduled Payment Date as of which such Stipulated Loss Value is computed until the date of actual payment, plus (iv) all unpaid Supplemental Rent due with respect to each Item of Equipment so sold;

           (g) The Lessor Trustee may exercise any other right or remedy available to it under Applicable Law or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect damages for any period of time, and no suit shall in any manner prejudice the Lessor Trustee's right to collect damages for any subsequent period, or the Lessor Trustee may defer any suit until after the expiration of the Lease Term, in which event the cause of action underlying such suit shall be deemed not to have accrued until the expiration of the Lease Term;

           (h) The Lessor Trustee may retain and apply against the Lease Balance all sums which the Lessor Trustee would, absent such Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease; or

           (i) The Lessor Trustee, to the extent permitted by Applicable Law, as a matter of right and with notice to the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Equipment, and the Lessee hereby irrevocably consents to any such appointment. Any receivers shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor Trustee in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Equipment unless such receivership is sooner terminated.

   The Lessor Trustee shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this

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

Lease or under any other Operative Agreement or other agreement or any laws now or hereafter in force, notwithstanding that some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Lease nor its enforcement shall prejudice or in any manner affect the Lessor Trustee's right to realize upon or enforce any other security now or hereafter held by the Lessor Trustee, it being agreed that the Lessor Trustee shall be entitled to enforce this Lease and any other security now or hereafter held by the Lessor Trustee in any order and manner as it determines in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor Trustee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any Operative Agreement to the Lessor Trustee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as the Lessor Trustee desires.

   If, pursuant to the Lessor Trustee's exercise of remedies pursuant to this Section 16.2, the Lease Balance and all other amounts due and owing from the Lessee under this Lease and the other Operative Agreements have been paid in full, then the Lessor Trustee shall remit to the Lessee any excess amounts received by the Lessor Trustee.

   Section 16.3. Waiver of Certain Rights. (a) To the maximum extent permitted by law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Equipment or any interest therein, and (b) if this Lease is terminated pursuant to Section 16.2, the Lessee waives, to the fullest extent permitted by law, (i) any notice of entry on the Lessee's premises or the institution of legal proceedings to obtain possession; (ii) any right of redemption or repossession; (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor Trustee with respect to the election of remedies; and (iv) any other rights which might otherwise limit or modify any of the Lessor Trustee's rights or remedies under this Section 16.

SECTION 17. LESSOR TRUSTEE'S RIGHT TO REMEDY

   Section 17.1. The Lessor Trustee's Right to Remedy the Lessee's Defaults. The Lessor Trustee, without waiving or releasing any obligation of the Lessee or Event of Default, may (but shall be under no obligation to) remedy any Event of Default, including without limitation the failure by the Lessee to maintain the insurance required by Section 13, for the account and at the sole cost and expense of the Lessee and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, take possession of the Equipment for such purpose and take all such action on the Event of Default as may be necessary or appropriate for it, but no such possession shall be deemed a termination of this Lease. All reasonable out-of-pocket costs and expenses (including fees and expenses of counsel) incurred by the Lessor Trustee, together with interest thereon at the Overdue Rate from the date on which such costs and expenses are paid by the Lessor Trustee, shall be paid by the Lessee to the Lessor Trustee as Supplemental Rent.

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SECTION 18. OPTIONS TO RENEW, PURCHASE AND SELL

   Section 18.1. Purchase of the Equipment.

           (a) The Lessee shall have (i) the right to purchase all, but not less than all, of the Equipment on the Expiration Date for the Purchase Price, plus all other amounts then due under this Lease, unless the Lessee has exercised its option to sell all, but not less than all, of the Equipment pursuant to Section 18.3 and (ii) the obligation to purchase all, but not less than all, of the Equipment on the Expiration Date if a Default or Event of Default has occurred and is continuing. The Lessee shall give to the Lessor Trustee and the Agent written notice at least 180 days prior to the Expiration Date of its election to exercise its option to purchase set forth in the preceding sentence. Payment of the Purchase Price for the Equipment, together with all other amounts then due under this Lease, shall be made on the Expiration Date at the place of payment specified in Section 3.4 hereof in immediately available funds, and transfer of title to the Equipment shall be in accordance with the procedures set forth in Section 19.

           (b) In addition to its rights under Section 18.1(a), so long as no Default or Event of Default has occurred and is continuing, the Lessee shall have the right on any Scheduled Payment Date to purchase all but not less than all of the Equipment for the Purchase Price, plus, if applicable, the Make-Whole Amount (as defined below), plus all other amounts then due under this Lease. The Lessee shall give to the Lessor Trustee written notice at least 180 days prior to such Scheduled Payment Date of its election to exercise its option to purchase the Equipment. Payment of the Purchase Price for the Equipment, plus the Make-Whole Amount, plus all other amounts then due under this Lease, shall be made on such Scheduled Payment Date at the place of payment specified in Section 3.4 hereof in immediately available funds, and transfer of title to the Equipment shall be in accordance with the procedures set forth in Section 19. For purposes of this Lease, "Make-Whole Amount" means (i) if the prepayment occurs on or before the first anniversary of the Closing Date, an amount equal to 1% of the Purchase Price or (ii) if the prepayment occurs after the first anniversary and on or before the second anniversary of the Closing Date, an amount equal to 0.5% of the Purchase Price.

   Section 18.2. [Intentionally Omitted]

   Section 18.3. Option to Sell the Equipment.

           (a) So long as no Default or Event of Default has occurred and is continuing, the Lessee shall have the right on the Expiration Date to arrange for the sale of all, but not less than all the Equipment. The Lessee shall give to the Lessor Trustee and the Agent written notice at least 180 days prior to the Expiration Date of its election to exercise its option to sell the Equipment provided for in the preceding sentence and, after delivery of such notice, the Lessee shall have the obligation during the remainder of the Lease Term to use its best efforts to obtain bona fide bids for the Equipment from prospective purchasers who are financially capable of purchasing all of the Equipment for cash on an as-is, where-is basis, without recourse or warranty. No such purchaser shall be the Lessee or any Guarantor or any of their Affiliates. The Lessee will be responsible


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

   for hiring qualified brokers and making the Equipment available for inspection by prospective purchasers. The Lessee shall promptly upon the request of the Lessor Trustee, the Agent, the Certificate Holders or any potential purchaser permit inspection of the Equipment and any maintenance records relating to the Equipment, and the Lessee shall comply with the requirements set forth in Section 9.4 and otherwise do all things necessary to sell and deliver possession of the Equipment to any purchaser. All marketing of the Equipment shall be at the Lessee's sole expense. The Lessor Trustee, the Agent and the Certificate Holders shall have the right, but shall be under no duty, to solicit bids, to inquire into the Lessee's efforts to obtain bids, or to take any other action in connection with any sale.

           (b) All bids received by the Lessee prior to the end of the Lease Term shall be immediately certified and provided to the Lessor Trustee and the Agent in writing, setting forth the amount of such bid and the name and address of the Person submitting such bid. The Lessor Trustee or the Agent may, by giving written notice to the Lessee, reject any bid that is less than the sum of (i) the difference between the Lease Balance and the Maximum Lessee Risk Amount and (ii) all costs and expenses incurred by the Lessor Trustee or the Agent, or both. If every bid is rejected in accordance with the foregoing sentence, the Lessor Trustee may elect to retain the Equipment by written notice to the Lessee from the Lessor Trustee or the Agent, and the Lessee shall return the Equipment to the Lessor Trustee on the Expiration Date in accordance with Section 9. If the Lessor Trustee does not elect to retain the Equipment, then no later than the Expiration Date, the Lessee shall deliver the Equipment to the bidder, if any, who has submitted the highest bid, and the Lessor Trustee shall on the Expiration Date sell all of its right, title and interest in and to the Equipment, AS-IS, WHERE-IS, without recourse or warranty (express or implied) except for a warranty against Lessor's Liens. The excess of the total selling price realized from the sale of the Lessor Trustee's interest in the Equipment over the Purchase Price thereof shall be paid to the Lessee as provided in
   Section 18.4.

           (c) In connection with any such sale of the Equipment, the Lessee will provide to the purchaser all customary "seller's" indemnities and representations and warranties regarding title, absence of Liens (except Lessor's Liens) and the condition of the Equipment. The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents, recertifications, licenses and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of the Equipment.

           (d) The Lessee shall pay directly, and not from the sale proceeds, all costs and expenses of the sale of the Equipment, whether incurred by the Lessor Trustee, the Agent, or the Lessee, including, without limitation, the cost of all transfer taxes, the reasonable attorneys' fees of the Lessor Trustee, the Agent, and the Lessee, appraiser fees, commissions, filing fees, and all applicable transfer taxes, including without limitation sales, documentary and documentary stamp taxes.

           (e) If the Lessee exercises its option to sell the Equipment pursuant to Section 18.3(a), the Lessee shall have completed all Alterations and Restoration of the Equipment pursuant to Sections 9.1, 10.1, 10.2 and 10.3 and shall have fulfilled all of the


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

   conditions and requirements in connection therewith pursuant to such Sections, in each case at least 180 days prior to the Expiration Date regardless of whether they are within the Lessee's control. The Lessee shall have also paid the cost of all such Alterations commenced prior to the Expiration Date. The Lessee shall not have been excused pursuant to Section 12.1 from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the Expiration Date. Any Permitted Liens (other than Lessor's Liens) on the Equipment that were contested by the Lessee shall have been removed and the Lessor Trustee shall have received evidence satisfactory to it that all Liens (other than Lessor's Liens and uncontested Permitted Liens of the type described in clauses (i) and (v) of the definition thereof) have been removed. The Equipment shall be in good operating condition.

   Section 18.4. End of Term Adjustment. If the aggregate Net Proceeds of Sale (hereinafter defined) of the Equipment sold pursuant to Section 18.3 are less than what the Purchase Price of the Equipment determined as of the Expiration Date would have been, the Lessee shall, on the Expiration Date, pay to the Lessor Trustee, in immediately available funds, an amount equal to the deficiency as an adjustment to the Rent payable under this Lease for the Equipment; provided, however, that so long as no Default or Event of Default has occurred and is continuing, such amount shall not be more than the Maximum Lessee Risk Amount. If the aggregate Net Proceeds of Sale of the Equipment on the Expiration Date are more than what the Purchase Price of the Equipment would have been on that date, the Lessor Trustee shall pay to the Lessee an amount equal to such excess as an adjustment to the Rent payable under this Lease for the Equipment, provided, that the Lessor Trustee shall have the right to offset against such adjustment payable by the Lessor Trustee, any amounts then due and payable from Lessee to the Lessor Trustee hereunder.

   As used in this Section 18.4, the term "Net Proceeds of Sale" means, with respect to the Equipment sold by the Lessor Trustee to a third party under Section 18.3, the net amount of the proceeds of sale of the Equipment received by the Lessor Trustee on or prior to the Expiration Date, after deducting from the gross proceeds of such sale (i) all sales Taxes and other Taxes as may be applicable to the sale or transfer of the Equipment,
(ii) all fees, costs and expenses of such sale incurred by the Lessor Trustee and the Agent, and (iii) any other amounts for which, if not paid, the Lessor Trustee or the Agent would be liable or which, if not paid, would constitute a Lien on the Equipment. The Lessor Trustee's obligation to sell its interest in the Equipment to a third party under Section 18.3 is contingent upon the receipt by the Lessor Trustee of the sum of (i) the amounts, if any, payable by the Lessee with respect thereto pursuant to the first sentence of this Section 18.4 and pursuant to the last paragraph of this Section 18.4, (ii) all unpaid Periodic Rent payable for the Equipment for all Scheduled Payment Dates through the Expiration Date, and (iii) all unpaid Supplemental Rent due with respect to the Equipment as of the Expiration Date.

   If no bona fide bid is received under (or if all bids received are rejected in accordance with) Section 18.3 hereof for all of the Equipment prior to the Expiration Date, then the Lessee and the Lessor Trustee agree that, in view of the uncertainties of market conditions and the parties' inability to predict what the actual sale price of the Equipment would be, the Net Proceeds of Sale for the Equipment shall be deemed to be zero solely for purposes of the payment adjustment set forth in the first paragraph of this Section 18.4, and the Lessee shall, on


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

the Expiration Date, pay to the Lessor Trustee in immediately available funds, an amount equal to the Purchase Price, but so long as no Default or Event of Default has occurred and is continuing hereunder, no more than the Maximum Lessee Risk Amount for the Equipment as an adjustment to the Rent payable under this Lease, and the Lessee shall return the Equipment to the Lessor Trustee on the Expiration Date in accordance with the provisions of
Section 9.4 hereof. Any proceeds from the sale of the Equipment subsequent to the return of the Equipment to the Lessor Trustee shall be retained by the Lessor Trustee and distributed pursuant to the Trust Agreement.

SECTION 19. PROCEDURES RELATING TO PURCHASE OF EQUIPMENT

   Section 19.1. Provisions Relating to the Purchase of Equipment; Conveyance upon Certain Other Events. In connection with the Lessee's purchase of the Equipment in accordance with Section 18.1 or in connection with the Lessee's obligations under Section 16.2(e), on the date on which this Lease is to expire or terminate and upon tender by the Lessee of the amounts set forth in Sections 16 or 18, as applicable, to the Lessor Trustee, the Lessor Trustee shall convey to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense all of the Lessor Trustee's right, title and interest in and to the Equipment, AS-IS, WHERE-IS, without recourse or warranty, express or implied except for a warranty against Lessor's Liens.

SECTION 20. ADDITIONAL GUARANTORS

   Section 20.1. Additional Guarantors. The Lessee will cause each
Person which becomes a U.S. Subsidiary to promptly enter into a guarantee of the Obligations and concurrently therewith shall deliver to the Lessor Trustee, the Agent and each Certificate Holder the following items:

           (a) an executed counterpart of the Guaranty Agreement or a joinder to the Guaranty Agreement (in either case, a "New Guaranty Agreement"), in form and substance satisfactory to the Certificate Holders and the Agent;

           (b) a certificate signed by an authorized Responsible Officer of such U.S. Subsidiary making representations and warranties to the effect of those contained in Section 5 of the Guaranty Agreement, but with respect to such U.S. Subsidiary and such New Guaranty Agreement;

           (c) such documents and evidence with respect to such U.S. Subsidiary as the Certificate Holders or the Agent may reasonably request in order to establish the existence and good standing of such U.S. Subsidiary and the authorization of the transactions contemplated by such New Guaranty Agreement; and

           (d) an opinion of counsel (which may be internal counsel to the Lessee) satisfactory to the Certificate Holders and the Agent to the effect that such New Guaranty Agreement has been duly authorized, executed, and delivered and that it constitutes the legal, valid and binding contract and agreement of such U.S. Subsidiary enforceable in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally


                                     31

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

   and except as equitable remedies such as specific performance may be in the discretion of the courts.

SECTION 21. ASSIGNMENT RESTRICTIONS

   Section 21.1. Restrictions on Assignments by the Lessee. The Lessee may not assign, in whole or in part, this Lease or any of its rights or obligations under hereunder or with respect to any Item of Equipment to any Person without the prior written consent of the Lessor Trustee, the Agent, and the Certificate Holders, each of which may withhold its consent in its absolute discretion. No assignment by the Lessee of this Lease or other relinquishment of possession to any Item of Equipment shall in any way discharge or diminish any of the obligations of the Lessee to the Lessor Trustee hereunder, and the Lessee shall remain directly and primarily liable under the Operative Agreements as to any rights or obligations assigned by the Lessee or regarding any Item of Equipment in which rights or obligations have been assigned or otherwise transferred. The restrictions in this Section 21.1 shall not affect the Lessee's subleasing rights under Section 8.2.

SECTION 22. NO MERGER OF TITLE

   Section 22.1. No Merger of Title . There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the fee estate in the Equipment, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) an ownership interest in the Lessor Trust.

SECTION 23. INTENT OF THE PARTIES

   Section 23.1. Nature of Transaction.

           (a) The parties intend that

                     (i) for financial accounting purposes with respect to the Lessee, the Lessor Trust be treated as the owner and the lessor of the Equipment and the Lessee be treated as the lessee of the Equipment and

                     (ii) for all other purposes, including federal and all state and local income tax purposes, state real estate and commercial law purposes, and bankruptcy purposes,

                               (A) this Lease be treated as a financing
                     arrangement,

                               (B) the Certificate Holders be deemed lenders
                     making loans to the Lessee in an amount equal to the principal amount of their Trust Certificates from time to time outstanding, which amounts are secured by the Equipment, and


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

                               (C) the Lessee be treated as the owner of the
                     Equipment and be entitled to all tax benefits ordinarily available to an owner of equipment like the Equipment for such tax purposes.

           (b) Nevertheless, the Lessee acknowledges and agrees that the Trust Certificate Purchasers, the Certificate Holders, the Agent, and the Lessor Trustee have made no representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Agreements and that the Lessee has obtained and relied upon its own tax, accounting and legal advisors concerning the Operative Agreements as it has deemed appropriate. In addition, if any Person, including without limitation, a trustee in bankruptcy, receiver, or similar official, or any Governmental Authority, determines, contrary to the parties' intent, that this Lease is a true lease for state real estate, commercial law or bankruptcy purposes, then this Lease meets the requirements of and shall be deemed a "finance lease" under UCC Article 2A, and the Lessee shall not assert, and hereby waives, any defenses or arguments to the contrary.

           (c) It is the intent of the parties hereto that this Lease grant a security interest in and mortgage on the Equipment and all proceeds thereof to the Lessor Trustee for the benefit of the Certificate Holders to secure the Lessee's performance and payment of all amounts under this Lease and the other Operative Agreements.

   Section 23.2. Liens and Security Interests.

           (a) Specifically, without limiting the generality of Section 23.1, the Lessor Trustee and the Lessee intend and agree that in any insolvency or receivership proceedings, or in a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state or commonwealth thereof affecting the Lessee, any Guarantor, the Lessor Trust, the Lessor Trustee, the Agent or the Certificate Holders, or in any collection actions, the transactions evidenced by the Operative Agreements shall be regarded as loans made by the Certificate Holders as unrelated third party lenders to the Lessee secured by all of the Equipment (it being understood that the Lessee has GRANTED and hereby GRANTS a security interest in all of the Equipment to the Lessor Trustee and its successors and assigns (for the benefit of the Certificate Holders) to secure all such loans and the other Obligations).

           (b) Specifically, but without limiting the generality of
   Section 23.1, the Lessor Trustee and the Lessee further intend and agree that, for the purpose of securing the obligation of the Lessee for the repayment of the above-described loans from the Certificate Holders to the Lessee, (i) this Lease shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code; (ii) the lease provided for hereby and in Section 2 of this Lease shall be deemed to be a grant by the Lessee to the Lessor Trustee and its successors and assigns (for the benefit of the Certificate Holders) of a lien and security interest in all of the right, title and interest of the Lessee in and to the Equipment (including any Replacement Equipment hereafter acquired) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property (it being understood that the Lessee


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

   hereby grants a security interest in the Equipment and all proceeds thereof to the Lessor Trustee and its successors and assigns (for the benefit of the Certificate Holders) to secure the loans described in
   Section 23.2(a); (iii) the possession by the Lessor Trustee or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession" by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code or corresponding state law; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under all Applicable Laws. The Lessor Trustee and the Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents and financing statements as may be necessary to ensure that, if this Lease is deemed to create a security interest in the Equipment in accordance with this Section 23.2, such security interest would be a perfected security interest (subject only to Permitted Liens) and will be perfected throughout the Lease Term.

           (c) Specifically, but without limiting the foregoing or the generality of Section 23.1, the Lessee hereby grants, to the Lessor Trustee and its successors and assigns a security interest in all of the Lessee's right, title, and interest in and to the following (collectively, the "Additional Collateral"), all of which are hereby declared and shall be deemed to be a portion of the security for the indebtedness and Obligations described in this Lease:

                     (i) all proceeds, both cash and noncash, of the Equipment;

                     (ii) all right, title and interest of the Lessee (A) in all warranties, chattel paper, documents, general intangibles, trade names, trademarks, service marks, logos (including any names or symbols by which the Equipment is known) and goodwill related to the Equipment and (B) in all other articles of personal property of every kind and nature whatsoever (other than inventory and accounts), tangible or intangible, now, heretofore or hereafter acquired with any proceeds of the Advances (including the advances made by the Original Trust Certificate Purchasers or the Existing Trust Certificate Purchasers), that arise out of or are related to the ownership of the Equipment or are located on or become accessions to the Equipment;

                     (iii) all right, title and interest of the Lessee in any and all leases, rental agreements and arrangements of any sort now or hereafter affecting the Equipment or any portion of it and providing for or resulting in the payment of money to the Lessee for the use of the Equipment or any portion of it, irrespective of whether such leases, rental agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof (the "Subject Leases") and guaranties of the performance or obligations of any lessees thereunder, together with all income, rents, issues, profits and revenues from the Subject Leases (including all security deposits and all other deposits, whether held by the Lessee or in a trust account, and all other deposits and escrow funds

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

           relating to any Subject Leases), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Lessee of, in and to the same; provided, however, that although this Lease contains (and it is hereby agreed that this Lease contains) a present, current, unconditional and absolute assignment of all of said income, rents, issues, profits and revenues, the Lessee shall collect and apply such rental payments and revenues as provided in this Lease and the other Operative Agreements;

                     (iv) all right, title and interest of the Lessee in, to and under all franchise agreements, management contracts, consents, authorizations, certificates and other rights of every kind and character of any Governmental Authority affecting the Equipment and all other contracts, licenses and permits now or hereafter affecting the Equipment or any Item of Equipment or Part and all guaranties and warranties with respect to any of the foregoing (the "Subject Contracts");

                     (v) all right, title and interest of the Lessee in any insurance policies or binders now or hereafter relating to the Equipment, including any unearned premiums thereon, as further provided in this Lease;

                     (vi) all right, title and interest of the Lessee in any and all awards, payments, proceeds and the right to receive the same, either before or after any foreclosure hereunder, as a result of any temporary or permanent injury or damage to, taking of or decrease in the value of the Equipment by reason of casualty, condemnation or otherwise as further provided in this Lease;

                     (vii) all right, title and interest of the Lessee in all escrow and all other deposits (and all letters of credit, certificates of deposit, negotiable instruments and other rights and evidence of rights to cash) now or hereafter relating to the Equipment or the purchase or operation thereof;

                     (viii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action; and

                     (ix) all Alterations, extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing, and all chattel paper, documents, instruments general intangibles and other property of any nature constituting proceeds acquired with proceeds of any of the property described hereinabove.

SECTION 24. MISCELLANEOUS

   Section 24.1. Severability. If any term of this Lease or any application of any term shall be declared invalid or unenforceable, the remainder of this Lease and any other application of the offending term shall not be affected thereby.


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

   Section 24.2. Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by the parties hereto.

   Section 24.3. No Waiver. No failure by the Lessor Trustee, the Agent or any Certificate Holder to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then-existing or subsequent default.

   Section 24.4. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 10.2 of the Participation Agreement.

   Section 24.5. Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

   Section 24.6. Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof

   Section 24.7. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

   Section 24.8. Third Party Beneficiaries. The Lessee and the Lessor Trustee intend that the Agent and each Certificate Holder be third party beneficiaries of the Lessee's obligations under this Lease.

   Section 24.9. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (excluding its choice-of-law principles of the law that would require the application of the laws of another jurisdiction).

   Section 24.10. Time of Essence. With respect to each of the Lessee's obligations hereunder, time is of the essence, and each party hereby acknowledges and confirms the foregoing.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                     36

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

   IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.


                              WELLS FARGO BANK NORTHWEST, NATIONAL
                              ASSOCIATION, as trustee under MW 1997-1 Trust, as Lessor Trustee


                              By ________________________________
                                        C. SCOTT NIELSEN
                                 Its:   VICE PRESIDENT




                [Second Amended and Restated Equipment Lease]

                              MAIL-WELL I CORPORATION


                              By ________________________________
                                         ROBERT MEYER
                                 Its:    VICE PRESIDENT-TREASURER & TAX




                [Second Amended and Restated Equipment Lease]